ctrl + v 5,24 is an empty box
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                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               SCHEDULE 14A

                 INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934

Filed by the Registrant  x
Filed by a Party other than the Registrant  o

Check the appropriate box:

o Preliminary Proxy Statement
o Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           SUNDANCE HOMES, INC.
             (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
x No fee required.
o Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  1)   Title of each class of securities to which transaction applies:

  2)   Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4)   Proposed maximum aggregate value of transaction:


  5)   Total fee paid:


o     Fee paid previously with preliminary materials.

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)   Amount Previously Paid:

  2)   Form, Schedule or Registration Statement No.:

  3)   Filing Party:

  4)   Date Filed:

DOCUMENT #: CHGO02A (72020-00001-3) 357256.1;DATE:01/19/98/TIME:12:26

                        (SUNDANCE LOGO)




                        January 27, 1998



To the Shareholders of
SUNDANCE HOMES, INC.:

      You are cordially invited to attend the Annual Meeting of Shareholders of Sundance Homes, Inc. to be held at the Woodfield Financial Center, 1375 East Woodfield Road, Suite C-80, Schaumburg, Illinois 60173, on Wednesday, March 25, 1998 at 9:00 a.m., local time.

      The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual
Meeting, which includes the election of two directors as the Class I directors of the Company.

      Directors and officers of the Company will be present to help host the Annual Meeting and to respond to any questions that our shareholders may have. By attending the Annual Meeting, you will have an opportunity to hear the plans for our Company's future, to meet your officers and directors and to participate in the business of the Annual Meeting. If it is not possible for you to attend, please return the enclosed Proxy immediately to ensure that your shares will be voted.

      We  look  forward to seeing you at the Woodfield  Financial
Center,   1375  East  Woodfield  Road,  Suite  C-80,  Schaumburg,
Illinois 60173, on Wednesday, March 25, 1998 at 9:00 a.m., local time.

                          Sincerely,


                          MAURICE SANDERMAN
                          Chairman, President and Chief Executive Officer

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD MARCH 25, 1998


To the Shareholders of
SUNDANCE HOMES, INC.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Sundance Homes, Inc. (the "Company") will be held at the Woodfield Financial Center, 1375 East Woodfield Road, Suite C-80, Schaumburg, Illinois 60173 on Wednesday, March 25, 1998, at 9:00 a.m., local time. A Proxy and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the following purposes:

          (1) To elect two directors as the Class I directors of the Company.

          (2) To consider and act upon a proposal to approve an amendment to the Sundance Homes, Inc. 1993 Directors' Stock Option Plan which authorizes the addition of 50,000 shares of Common Stock authorized for issuance under such plan and the increase in the maximum number of shares any director may be granted an option to purchase under such plan from 25,000 shares of Common Stock to 50,000 shares of Common Stock.

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The close of business on January 26, 1998 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual
Meeting shall be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 201 North Wells Street, Suite 1800, Chicago, Illinois 60606.

      Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

                               By Order of the Board of Directors,


                               DAVID APTER
                               Corporate Secretary
Schaumburg, Illinois
January 27, 1998

   SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL
 MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE
       ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH
       REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      SUNDANCE HOMES, INC.
                    1375 East Woodfield Road
                            Suite 600
                   Schaumburg, Illinois 60173
                         (847) 255-5555



                         PROXY STATEMENT



                 ANNUAL MEETING OF SHAREHOLDERS
                         March 25, 1998


      The accompanying Proxy is solicited by the Board of Directors of Sundance Homes, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on March 25, 1998, or at any adjournments thereof (the "Annual Meeting"). Giving the Proxy will not in any way affect a shareholder's right to attend the Annual Meeting and to vote in person. The approximate date on which this Proxy Statement and the accompanying Proxy will be mailed to shareholders is January 27, 1998.

      A Proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, Proxies will be voted for the slate of two directors proposed by the Board and, if no contrary instructions are given, Proxies will be voted for approval of the remaining items on the Proxy. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

      The Proxy may be revoked at any time before it is exercised by providing written notice of such revocation to Sundance Homes, Inc., 201 North Wells Street, Suite 1800, Chicago, Illinois 60606, Attn: Corporate Secretary. The Proxy also may be revoked by the attendance and voting by a shareholder at the Annual Meeting or by the execution and delivery to the Company of a Proxy dated subsequent to a prior Proxy.


                           RECORD DATE
      The Board of Directors has fixed the close of business on January 26, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date of the Annual Meeting there were outstanding 7,807,000 shares of Common Stock. The outstanding shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

                          REQUIRED VOTE
      The vote of a plurality of the shares cast in person or by proxy is required to elect nominees for directors. With respect to the election of directors at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such Shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Nominees who receive the greatest number of votes, up to the number of directors to be elected, shall be elected. See "Election of
Directors." The vote of a majority of the shares present in person or by Proxy and entitled to vote is required to approve an amendment to the Sundance Homes, Inc. 1993 Directors' Stock Option Plan (the "Directors' Plan") which authorizes the addition of 50,000 shares of Common Stock authorized for issuance under the Directors' Plan and the increase in the maximum number any director may be granted an option to purchase under the Directors' Plan from 25,000 shares to 50,000 shares.

     The presence at the Annual Meeting by person or by Proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      Maurice Sanderman, Chairman, President and Chief Executive Officer of the Company, and an irrevocable trust established by Mr. Sanderman for the benefit of members of his family, together have sufficient voting power to elect the nominees proposed by the Board of Directors and to approve the proposed amendment to the Directors' Plan, and they have advised the Board of Directors that they will vote their shares in favor of the election of such nominees and for the approval of such amendment.


                             PROXIES
      Maurice Sanderman and Charles Engles, the persons named as proxies on the Proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Sanderman and Engles are each directors of the Company. Each executed and returned Proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such Proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Unless instructions to the contrary are given, the shares represented by a Proxy at the Annual Meeting will be voted pro rata for the Board of Directors' nominees.


                      ELECTION OF DIRECTORS
                          (Proposal 1)
      The Articles of Incorporation of the Company provide that the members of the Company's Board of Directors shall be divided into three classes, with each class having two members. At the 1994 annual meeting of shareholders, as specified in the Articles of Incorporation of the Company, the directors of the Company were elected into three classes, with the Class I directors being elected for a one-year term, Class II directors being elected for a two-year term and Class III directors being elected for a three-year term. The Articles of Incorporation of the Company provide that, at each annual meeting after such election, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

      With respect to the election of directors at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such Shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Nominees who receive the greatest number of votes, up to the number of directors to be elected, shall be elected.

      The  persons  named in the enclosed form of  Proxy,  unless otherwise directed therein by the shareholder giving the Proxy, intend to vote such Proxy FOR the election of the nominees named below as directors for the terms specified and intend to vote the number of shares owned by such shareholders for each nominee. If any nominee becomes unavailable for election or unable to serve as a director, the persons named in the enclosed form of Proxy intend to cast votes for a person that will be designated by the Board of Directors of the Company. Management has no reason to doubt the availability of any of the nominees to serve and no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the terms for which election is sought. In the event that a shareholder withholds authority to vote for one or more nominees, the persons named in the enclosed form of Proxy intend to distribute that shareholder's cumulative votes pro rata among the nominees for whom authority is not withheld.

      The Board of Directors has nominated two persons for election as Class I directors at this Annual Meeting to serve a three year term expiring at the Annual Meeting in 2001 or until their successors are elected and qualified. Both nominees are currently serving as directors and have consented to serve for new terms.

Nominees

      The  names  of the nominees for the office of  director  in
Class  I,  together  with  certain  information  concerning  such nominees, are set forth below:
     Name            Age     Position With the Company and Principal Occupation          Director Since
Gerald Ginsburg       56      Director; Managing Director of American Express Tax and         1995
                              Business Services; Partner in the public accounting firm
                              of Checkers, Simon & Rosner

Joseph Atkin          52      Director; Vice President and Chief Financial Officer            1997

      Gerald  Ginsburg is a certified public accountant  and  has served as a Managing Director of American Express Tax and Business Services since April, 1997 and has been a partner with the public accounting firm of Checkers, Simon & Rosner since 1985. Mr. Ginsburg previously was the Managing Director of the accounting firm of Berman & Berman, Ltd., which merged with Checkers, Simon & Rosner in 1985. Mr. Ginsburg is a former
Chairman of the Business Management Committee of the Home Builders Association of Greater Chicago.

       Joseph Atkin has been the Company's Vice President and Chief Financial Officer since December 1996. From February 1996 to December 1996, Mr. Atkin served as President and Chief Financial Officer of Circle Fine Art Company ("Circle"), a publisher and retailer of fine art, and from 1980 to February 1996, he served as Vice President and Chief Financial Officer of Circle. In February 1996, Circle filed for relief under Chapter 11 of the United States Bankruptcy Code.

Other Directors

      The  following  persons will continue as directors  of  the
Company  after  the Annual Meeting until their  terms  of  office expire (as indicated below) or until their successors are elected and qualified.
                                                                                                           Class and Year
                                                                                              Director     In Which Term
    Name               Age    Position With the Company and Principal Occupation                Since        Will Expire
Dennis Bookshester     59     Director; Chairman of Cutanix Corporation                       1993            Class II
                                                                                                                1999
Maurice  Sanderman     57     Chairman of the Board, President and Chief Executive Officer    1975            Class III
                                                                                                                2000
Charles Engles         50     Director; President and Chief Executive Officer of Cutanix      1994            Class III
                              Corporation                                                                       2000

      Dennis Bookshester has served as the Chairman of Cutanix Corporation, a biotechnology company primarily developing advanced skin care products, since September 1997. From January 1997 until September 1997, Mr. Bookshester served as the President and Chief Executive Officer of Hydrotech-H20 Plus. From 1991 until joining Hydrotech-H20 Plus, Mr. Bookshester was an independent business consultant and during 1990 and 1991 served as Chief Executive Officer of Zale Corp., a Texas-based jewelry store chain. From 1982 to 1989 he served as Chief Executive Officer of the retail division of Carson Pirie Scott & Company, a major Chicago department store. He also is a Director of Evans Inc., Fruit of the Loom, Inc., and Playboy Enterprises, Inc.

      Maurice Sanderman founded the Company in 1975 and has been the Company's Chairman of the Board and Chief Executive Officer since that time and has been the Company's President since April 1997. Mr. Sanderman also served as President of the Company from 1975 until December 1995. Prior to forming the Company, Mr. Sanderman served as Treasurer of Kaufman and Broad Homes Inc. of Illinois, a homebuilder with developments throughout the United States. Mr. Sanderman has been and continues to be involved with numerous associations operating within the homebuilding industry, including the Home Builders Association of Greater Chicago of which he was a member of the Board of Governors.

      In February 1992, an involuntary bankruptcy proceeding was initiated against Castle Products, Inc., a manufacturer of wood railings of which Maurice Sanderman was the sole shareholder.

      Charles Engles has served as President and Chief Executive Officer of Cutanix Corporation since September 1997. From 1994 until March 1997, Mr. Engles served as Chairman and Chief Executive Officer of Stillwater Mining Company, a platinum and palladium mining company. From 1989 until 1994, he served as Senior Vice President, Corporate Development, for Manville Corporation, Denver, Colorado, a manufacturer of various building products. From 1984 to 1989, he served as Senior Vice President of The Trump Group in Menlo Park, California, a leveraged buy-out firm. Mr. Engles was a Rhodes Scholar at Oxford University in England.

      In November 1994, a lawsuit was brought against the Company and certain directors and employees of the Company by the Board of Managers of the Parkside on the Green Condominium Association. The complaint seeks damages against the Company for alleged construction defects in the approximate amount of $1.6 million, together with punitive damages against the named individuals for alleged breach of fiduciary duty. The Company has assumed the defense of this lawsuit on behalf of the individual defendants. The lawsuit is in the discovery process and the Company is defending the lawsuit vigorously.

Meetings and Committees of the Board of Directors
      The Board of Directors has an Audit Committee currently composed of Charles Engles, Dennis Bookshester and Gerald Ginsburg. During fiscal 1997, Mr. Engles was the Chairman of the Audit Committee and currently Mr. Ginsburg serves as Chairman of the Audit Committee. The Audit Committee met on one occasion during fiscal 1997. The Audit Committee generally has responsibility for recommending independent accountants to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board of Directors regarding all of the foregoing.

      The Board of Directors also has a Compensation Committee currently composed of Dennis Bookshester (Chairman), Charles Engles and Gerald Ginsburg. The Compensation Committee met on two occasions during fiscal 1997. The Compensation Committee establishes the overall compensation policies to be followed by the Board of Directors, recommends the compensation of the Company's key employees, administers the Stock Incentive Plan and prepares the report of the Compensation Committee.

     The Company does not have a Nominating Committee.

      The Board of Directors regularly meets quarterly, and, during fiscal 1997, the Board of Directors met five times.

Compensation of Directors
      Members of the Board of Directors who are not employees of the Company are paid $15,000 annually for their services as directors and are paid $500 for each meeting of the Audit
Committee and the Compensation Committee which they attend. Outside directors are also eligible to receive options under the Directors' Plan. The Directors' Plan provides for the granting of options to purchase an aggregate of 100,000 shares (subject to adjustment in certain circumstances) of Common Stock to members of the Board of Directors who are not also employees of the Company (the "Outside Directors"). The Directors' Plan is designed to promote the interests of the Company by providing an increased opportunity for existing and potential new directors to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and align their interests with those of the shareholders.

      Outside Directors are granted options to acquire 5,000 shares of Common Stock on each of the date on which a person is first elected as a Director, the date of the first annual meeting of shareholders held subsequent to such person's election and, thereafter, on the date of each succeeding annual meeting of shareholders after which such person is still serving as a director (with a limit of options to acquire a total of 25,000 shares to be granted to any Outside Director). All options granted under the Directors' Plan are exercisable at the first anniversary of the date granted and at a price per share equal to the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant or, if the market is closed on such date, the next business day. Once granted, options may be canceled under certain circumstances including death and termination of directorship.

      If any options under the Directors' Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved for grant will revert to the status of available shares. All options expire on the earlier to occur of
(a) ten years following the Grant Date, (b) two years after the Outside Director's directorship terminates by reason of Disability (as defined in the Directors' Plan), death or failure to be renominated or elected as a director, and (c) six months after the Outside Director's directorship terminates for any reason other than disability, death or failure to be renominated or reelected.

                       EXECUTIVE OFFICERS

      The following persons are executive officers of the Company who are not identified under the caption "Election of Directors."
    Name           Age                    Position
Thomas Small        47        President of Sundance Suburban Properties, Inc., a wholly-owned subsidiary of the Company

Jon Tilkemeier      35        Vice President - Marketing and Sales

      Thomas Small has been the President of Sundance Suburban Properties, Inc., a wholly-owned subsidiary of the Company, since April 1997. From February 1996 until April 1997, Mr. Small was Vice President - Land Acquisition and Development and from July 1994 to February 1996, he was the Company's Vice President - Development. Mr. Small was appointed as an executive officer of the Company in December 1996. From 1989 to May 1994, Mr. Small was the Vice President of Construction/Development of Fogelsen Development Company, a real estate development company.

      Jon Tilkemeier has been the Company's Vice President - Marketing and Sales since September 1996 and was appointed as an executive officer of the Company in December 1996. From 1995 until joining the Company, Mr. Tilkemeier was a Director of Corporate Strategy and Business Development of Ameritech Corporation. From 1994 to 1995, he was the General Manager of Marketing and Sales of New Media Enterprises, a subsidiary of Ameritech Corporation specializing in development of interactive television and cable television services. From 1989 to 1994, Mr. Tilkemeier served in various operations, sales and marketing managerial positions for Columbia TriStar Home Video, a subsidiary of Sony Pictures Entertainment.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that, except for the failure to timely file a Form 5 to report the grant to Thomas Small on May 22, 1997 of an option to purchase 20,000 shares of Common Stock, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with during fiscal 1997. A report was subsequently filed with respect to Mr. Small's option grant.

                     EXECUTIVE COMPENSATION

      The  following  table provides information  concerning  the annual  and long-term compensation for services in all capacities to  the  Company for 1994, the first nine months of 1995,  fiscal
1996 and fiscal 1997 for those persons who were at September  30,
1997  (i)  the  Chief  Executive Officer and  (ii)  an  executive officer  of the Company whose salary and bonus exceeded  $100,000 for fiscal 1997 (collectively, the "Named Officers").

                   Summary Compensation Table
                                                                                              Long Term
                                                                                             Compensation
                                                                       Annual
                                                                   Compensation                 Awards
                                                                                              Securities
                                                                                             Underlying        All Other
Name and principal position        Period                      Salary ($)    Bonus ($)       Options (#)     Compensation
Maurice Sanderman,                 Year ended 9/30/97          $ 420,385        -                 -                 -
  Chairman, President and          Year ended 9/30/96            300,000        -
  Chief Executive Officer          Nine months ended 9/30/95     298,077        -
                                   Year ended 12/31/94           500,000     $ 260,000

Joseph Atkin,                      Year ended 9/30/97            114,231 (1)     -              40,000              -
  Vice President and Chief
  Financial Officer

Thomas Small,                      Year ended 9/30/97            167,231         -              20,000              -
  President of Sundance Suburban
  Properties, Inc.

Jon Tilkemeier,                    Year ended 9/30/97            147,115         -                -                 -
  Vice President - Marketing
  and Sales

__________________
(1) Represents salary earned since Mr. Atkin joined the Company on December 12, 1996 through September 30, 1997.

Option Grants in Last Fiscal Year

     The following table provides information on grants of stock options during the year ended September 30, 1997 to the Named Officers pursuant to the Company's Stock Incentive Plan. No stock appreciation rights were granted by the Company during fiscal 1997.


                    Option Grants In Last Fiscal Year
                                                                                                Potential Realizable Value at
                                                                                                  Assumed Annual Rates of
                                             Percent of Total                                   Stock Price Appreciation for
                         Number of Shares    Options Granted                                       Option Term (2)
                        Underlying Options   to Employees in      Exercise or      Expiration
Name                      Granted (#)          Fiscal Year       Base Price (1)      Date           5% ($)     10% ($)
Maurice Sanderman              -                     -                 -                 -             -          -
Joseph Atkin                40,000 (3)            29.6%             $2.75           12/12/06       $60,800     $175,200
Thomas Small                20,000 (4)            14.8               2.25           05/21/07        28,400       71,800
Jon Tilkemeier                 -                     -                 -                 -             -          -

__________________
(1) Represents the fair market value of the Company's common shares as of the close of business on the grant date.
(2) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the common stock and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.
(3) Options are exercisable starting on December 13, 1997, with options to purchase 25% of the shares covered thereby becoming exercisable at that time and with options to purchase an additional 25% of the shares becoming exercisable on each successive December 13 with full vesting occurring on December 13, 2000.
(4) Options are exercisable starting on May 22, 1998, with options to purchase 25% of the shares covered thereby becoming exercisable at that time and with options to purchase an additional 25% of the shares becoming exercisable on each successive May 22 with full vesting occurring on May 22, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End  Option
Values

      The following table provides information on the Named Officers' unexercised options at September 30, 1997. All such options were granted under the Company's Stock Incentive Plan. None of the Named Officers exercised any options during fiscal 1997.

                      Fiscal Year-End Option Values
                             Numbers of Shares
                           Underlying Unexercised         Value of Unexercised In-The-Money
                            Options at 9/30/97 (#)            Options at 9/30/97 ($)(1)
         Name             Exercisable/Unexercisable           Exercisable/Unexercisable
Maurice Sanderman                    -                                  -
Joseph Atkin                     0/40,000                             $0/$0
Thomas Small                12,250/34,750                              0/0
Jon Tilkemeier              10,000/30,000                              0/0

__________________
(1) The value per option is calculated by subtracting the exercise price from the closing price of the Company's Common Stock of $1.625 as reported on the Nasdaq National Market on September 30, 1997.

Employment Agreements
      Effective December 11, 1996, the Company entered into an agreement with Mr. Atkin providing for an annual base salary of $150,000 for the first year of the agreement and an amount not less than $150,000 to be determined by the Compensation Committee for the second year of the agreement. The agreement provided for a minimum bonus of $50,000 at the end of Mr. Atkin's first year of employment. On December 15, 1997, the Compensation Committee set Mr. Atkin's base salary at $200,000 effective October 1, 1997. Mr. Atkin was granted options to purchase 40,000 shares of Common Stock on December 12, 1996, the date of commencement of his employment. The exercise price of the options is $2.75, the fair market value on the date of grant, and such options vest in four equal annual increments beginning on December 13, 1997.

      Effective September 26, 1996, the Company entered into an agreement with Mr. Tilkemeier providing for an annual base salary of $150,000 for the first year of the agreement and an amount not less than $150,000 to be determined by the Compensation Committee for the second year of the agreement. On December 15, 1997, the Compensation Committee set Mr. Tilkemeier's base salary at $200,000 effective October 1, 1997. The agreement provided for a minimum bonus of $75,000 at the end of Mr.
Tilkemeier's first year of employment subject to his and the Company meeting certain performance criteria. Pursuant to the agreement, Mr. Tilkemeier was granted options to purchase 40,000 shares of Common Stock on September 26, 1996, the date of commencement of Mr. Tilkemeier's employment. The exercise price of the options is $3.625, the fair market value on the date of grant, and such options vest in four equal annual increments beginning on September 27, 1997. The agreement also provides that Mr. Tilkemeier will be entitled to options to purchase at least 20,000 shares of Common Stock at the end of each of his first two years of employment provided he and the Company meet certain performance criteria. In the event Mr. Tilkemeier's employment with the Company is terminated by the Company without "cause" (as defined in the agreement) during the year ending September 30, 1998, Mr. Tilkemeier is entitled to receive a lump sum severance payment equal to one year's base salary.

Stock Incentive Plan
      The Stock Incentive Plan was effective as of April 7, 1993 and was amended effective as of February 16, 1996 to increase the number of shares of Common Stock under the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to enable officers and key employees of the Company to participate in the Company's future and to enable the Company to attract and retain these persons by offering them proprietary interests in the Company. The Stock Incentive Plan is administered by the Company's Compensation Committee and authorizes the issuance of up to 625,000 shares of Common Stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock or deferred stock (generally, "Awards").

      On  December  13, 1996, the Company granted to Mr. Atkin  options  to purchase a total of 40,000 shares of stock and granted to two of the Company's employees options to purchase a total of 30,000 shares of stock, each at an exercise price of $2.75 per share. On January 3, 1997, the Company granted to one of its employees options to purchase a total of 15,000 shares of stock at an exercise price of $2.625 per share. On May 22, 1997, the Company granted to Mr. Small options to purchase a total of 20,000 shares of stock and granted to four of its employees options to purchase a total of 18,500 shares of stock, each at an exercise price of $2.25. As of January 1, 1998, options to purchase a total of 849,000 shares had been granted since April 7, 1993 at exercise prices ranging from $1.625 to $11.25 per share. As of January 1, 1998, 2,000 of these options had been exercised and options to purchase 92,625 shares were exercisable. As of January 1, 1998, options to purchase 518,000 shares had been forfeited upon termination of employment leaving 294,500 shares available for future awards.

      In the event of a Change in Control of the Company (as defined in the Stock Incentive Plan): (1) any Stock Appreciation Rights and Stock Options outstanding as of the date of such Change in Control which are not then exercisable and vested will become fully exercisable and vested to the full extent of the original grant; and (2) the restrictions and deferral limitations applicable to any shares of Restricted Stock and Deferred Stock will lapse, and such shares of Restricted Stock and Deferred Stock will become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

      A Change in Control includes any transaction which would result in Maurice Sanderman and an irrevocable trust established by Mr. Sanderman for the benefit of members of his family owning, directly or indirectly, less than 50.1%, or any other person owning, directly or indirectly, 20% or more of the outstanding Common Stock of the Company or the voting power of the Company; certain changes in the members of the Board of Directors; certain corporate transactions (such as a merger); and the sale of substantially all of the Company's assets.

Report of the Compensation Committee on Executive Compensation
      The Board of Directors approved a written charter regarding the mission and functions of the Compensation Committee (the "Compensation Committee") on August 2, 1995. The Compensation Committee, currently composed of Dennis Bookshester, Charles Engles and Gerald Ginsburg, met on two occasions during fiscal 1997. During that time, the Compensation Committee reviewed and approved the Company's executive compensation program and policies for executive personnel.

      The overall objective of the Company's executive compensation program is to provide base compensation levels and compensation incentives (in the form of bonus and stock options) that attract and retain the highest quality individuals for key executive positions with the company. The executive compensation program is intended to recognize individual contributions to corporate performance and to recognize the overall performance of the Company relative to the performance of other corporations in the homebuilding industry.

     Base Compensation
      The Compensation Committee annually reviews base compensation levels for its executive personnel to determine that such compensation is competitive with other homebuilders of similar size, based upon the results of a nation-wide survey conducted by an independent third party. While there are 36 homebuilders participating in the survey, only one of the participants is included in the Company's Peer Group Index described below under the caption "Performance Graph." Base pay ranges are evaluated against the results of the survey. Individual base compensation levels within pay ranges vary depending upon performance, experience and the scope of each particular position.

     Bonuses
      In 1995, the Company hired a compensation consultant to evaluate its bonus plan and to make recommendations for its improvement. As a result of this study a new plan was proposed which established a bonus pool for all executive officers based upon pre-tax and pre-bonus income, return on capital, and growth measurements. The new plan was approved by the Compensation Committee on June 19, 1995. Individual amounts are determined by an evaluation of individual performance as compared to performance goals, then adjusted to conform to the bonus pool. The performance goals address a wide range of objectives that are designed to reflect the ways in which each person is expected to contribute to the Company's performance. Examples of these criteria include: achieving orders and delivery quotas, gaining final subdivision approvals, and reducing operating costs.

      The Company did not award any cash bonuses to its executive personnel for fiscal 1997 in light of the financial results of the Company over this time period.

     Stock Options
      Stock options are granted as a means of aligning the economic interests of executive personnel with those of the shareholders of the Company. During fiscal 1997, the Company granted to current executive officers options to purchase a total of 60,000 shares of Common Stock at exercise prices ranging from $2.25 to $2.75.

     Compensation of the Chief Executive Officer
      The bonus plan for Mr. Sanderman was determined by the Compensation Committee as follows: up to 75% of the maximum bonus is based upon the Company's attainment of certain financial objectives and up to 25% of the maximum bonus is based upon other discretionary criteria such as growth and organization matters. This arrangement was designed by the Compensation Committee to compensate Mr. Sanderman on terms comparable to the terms of employment of chief executive officers of other comparably sized, publicly-owned homebuilders. No cash bonuses were awarded to Mr. Sanderman for fiscal 1997. Effective April 1, 1997, the Compensation Committee approved a $150,000 increase in Mr. Sanderman's annual base salary from $350,000 to $500,000 as a result of his increased duties as the new President of the Company following the resignation of Arthur Titus, the Company's former President and Chief Operating Officer. Effective October 1, 1997, the Compensation Committee approved a reduction in Mr. Sanderman's annual base salary from $500,000 to $300,000 as part of the Company's cost cutting measures.

     Section 162(m)
      The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Section 162(m) of the Code provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by shareholders. The requirements of Section 162(m) of the Code, however, are uncertain at this time and, the Company believes, arbitrary and inflexible. In the future, the Board of Directors may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) of the Code if, in the Board of Directors' judgment, after considering the additional costs of not satisfying Section 162(m) of the Code, such program is appropriate.

     Compensation Committee
     Dennis Bookshester (Chairman)
     Charles Engles
     Gerald Ginsburg

                             PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company since its initial public offering on July 9, 1993 through September 30, 1997 with the cumulative total return on the Nasdaq Market Index and a Peer Group Index described below over the same period (assuming the investment of $100 in the Common Stock at its closing price of $8_ per share on July 9, 1993 and in each index on such date, and the reinvestment of all dividends, if any).

         (Performance graph plotted according to the following table)


                         7/9/93  12/31/93  12/31/94  9/30/95  9/30/96  9/30/97
Sundance Homes            100.00  134.33     31.72     29.85    47.76    20.90
Peer Group                100.00  120.16     51.14     77.73    76.17   125.60
NASDAQ Composite (U.S.)   100.00  110.57    108.11    150.55   178.60   245.24

Sources:  Media General Financial Services, Richmond, Virginia.

      The Peer Group Index includes the stock performance of the following homebuilders: Inco Homes Corp., Continental Homes Holding Corp., Engle Homes, Inc., Dominion Homes, Inc. (f/k/a, Borror Corp.), Washington Homes, Inc., Crossman Communities, Inc., and Zaring Homes, Inc. The group of companies included in the Peer Group Index is broader than the Standard & Poors Index of Homebuilders, which consists of only three companies, and the Company believes its Peer Group Index is comprised of companies with similar operations and is more indicative of the overall performance of the industry as a whole. Borror Corp. completed its initial public offering in March 1994 and its performance is not reflected in the Peer Group data prior to the period ended December 31, 1994.

   SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The  following  table sets forth, as of  January  1,  1998, certain  information with respect to the beneficial ownership  of the  Company's  Common  Stock by (i) each  person  known  by  the
Company  to  own  beneficially more than 5%  of  the  outstanding shares  of  Common  Stock,  (ii) each director  of  the  Company,
(iii)  the  Named Officers, and (iv) all executive  officers  and directors as a group.
                                                                     Number of Shares         Percent of
           Name and Address                                         Beneficially Owned (1)     Ownership
Maurice Sanderman (2)(3)                                             3,537,500                    45.3%
Myra Sanderman, as Investment Adviser of the                         1,175,000                    15.1
  Sanderman Descendants Trust U/A/D 12/29/92 (2)
Wellington Management Company (4)                                      700,500                     9.0
  75 State Street
  Boston, Massachusetts  02109
First Financial Fund, Inc. (4)(5)                                      545,300                     7.0
  One Seaport Plaza - 25th Floor
  New York, New York  10292
Dennis Bookshester (6)                                                  32,000                       *
Charles Engles (6)                                                      31,000                       *
Gerald Ginsburg (6)                                                     24,000                       *
Joseph Atkin (6)                                                        10,000                       *
Thomas Small (6)                                                        12,250                       *
Jon Tilkemeier (6)                                                      10,000                       *
All executive officers and directors as a group (7 persons) (6)      3,656,750                    46.2%

__________________
* Less than 1%.
(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) The address of the shareholder listed is c/o Sundance Homes, Inc., 1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173.
(3) Excludes 1,175,000 shares beneficially owned by Maurice Sanderman's wife, Myra Sanderman, as investment adviser of the Sanderman Descendants Trust U/A/D 12/29/92, of which shares Maurice Sanderman disclaims beneficial ownership.
(4) Based on a Schedule 13G filed with the SEC dated February 14, 1997. According to the Schedule 13G, Wellington Management Company has shared voting power with respect to
  155,200 shares and shared dispositive power with respect to all 700,500 shares, including 545,300 shares beneficially owned by First Financial Fund, Inc. as described in Note 6 below.
(5) Based on a Schedule 13G filed with the SEC dated February 18, 1997. According to the Schedule 13G, First Financial Fund, Inc. has sole voting power and shared dispositive power with respect to all 545,300 shares.
(6) Includes the following number of shares issuable on or before March 2, 1998 pursuant to the exercise of stock options: Dennis Bookshester and Charles Engles, 25,000 each; Gerald Ginsburg, 20,000; Joseph Atkin and Jon Tilkemeier, 10,000 each; and Thomas Small, 12,250.

                      CERTAIN TRANSACTIONS
      Due to the closely held nature of the Company prior to its initial public offering in July 1993, the Company engaged in a number of transactions with Maurice Sanderman, the President of the Company, and affiliates.

      In 1993, the Company issued promissory notes (collectively, the "Dividend Notes") to Mr. Sanderman as distributions for periods prior to 1993 when the Company elected under Subchapter S of the Internal Revenue Code of 1986, as amended, to have its net taxable income taxed directly to Mr. Sanderman. As of January 1, 1998, the principal balance outstanding on the Dividend Notes was $4,193,000 plus accrued and unpaid interest of approximately
$75,000.   During fiscal 1997, all previously accrued and  unpaid
interest was paid to Mr. Sanderman. The Dividend Notes are subordinated to all of the Company's bank indebtedness and bear
interest  at  a  rate  of  7.5% per year, compounded  daily.   Mr.
Sanderman is obligated to pledge the proceeds of the Dividend Note to secure the Company's debt to its principal lenders,
LaSalle  National Bank and Bank One, Milwaukee,  N.A.   Effective
September 30, 1997, the maturity date of the Dividend Notes was extended to September 30, 1998.

     The Company has entered into a tax indemnification agreement with Mr. Sanderman which provides for, among other things, the indemnification of Mr. Sanderman for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from the Company's operations during the period in which it was an S Corporation.

      The Company has entered into an indemnity agreement with each of its directors and certain of its officers providing for indemnification of such director or officer by the Company to the maximum extent permitted under Illinois law. Such indemnity agreements provide, among other things, indemnity for judgments and settlements in derivative actions, prompt payment of legal expenses in advance of indemnification and equitable contribution by the Company in certain instances in the event such director or officer is not entitled to full indemnification.


                           * * * * *

                    APPROVAL OF AMENDMENT TO
             THE 1993 DIRECTORS' STOCK OPTION PLAN
                          (Proposal 2)

      The shareholders are asked to consider and vote to approve the proposal to amend the Directors' Plan to authorize the addition of 50,000 shares of Common Stock authorized for issuance under the Directors' Plan and the increase in the maximum number of shares any director may be granted an option to purchase under the Directors' Plan from 25,000 shares of Common Stock to 50,000 shares of Common stock.

     The Board of Directors recommends approval of the Directors' Plan Amendment. Unless otherwise directed, Proxies will be voted "FOR" approval of the Directors' Plan Amendment. Abstentions and broker-non votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting.

Background

      The Company's Board of Directors and shareholders adopted the Directors' Plan, effective as of April 7, 1993 and an amendment to the Directors' Plan was adopted effective February 16, 1996. A total of 100,000 shares of Common Stock has been authorized and reserved for issuance under the Directors' Option Plan.

      On December 15, 1997, the Board of Directors voted to present the Second Amendment to the Directors' Stock Option Plan (the "Directors' Plan Amendment") for shareholder approval at the March 25, 1998 Annual Meeting of Shareholders. The Directors' Plan Amendment will not be implemented if it is not approved by a majority of the votes cast, in person or by proxy, at the Annual Meeting. The Amendment provides for the issuance of an additional 50,000 shares under the Directors' Plan and an increase in the maximum number of shares any director may be granted an option to purchase under such plan from 25,000 shares to 50,000 shares.

      The Directors' Plan provides for the grant of options to acquire shares of the Company's Common Stock to the non-employee directors of the Company (the "Outside Directors"). The Board of Directors believes that the Directors' Plan will better align the interests of the Outside Directors with the interests of the Company's shareholders. In adopting the Directors' Plan Amendment, the Board of Directors noted that many other companies have adopted equity plans to compensate their Outside Directors and believes that such a plan is appropriate to attract and retain well-qualified persons for service as Outside Directors.

      The following brief summary of certain features of the Directors' Plan is qualified in its entirety by reference to the full text of the Directors' Plan and the Directors' Plan Amendment, which are set forth in Exhibit B to this Proxy Statement.

Terms of the Directors' Stock Option Plan

       Assuming shareholder approval of the Directors' Plan Amendment, the Directors' Plan will provide for the issuance of options to purchase up to 150,000 shares of Common Stock, which shares are reserved and available for purchase upon the exercise of such options granted under the Directors' Plan. As of January 1, 1998, options to purchase 70,000 shares of Common Stock had been granted under the Directors' Plan, leaving 30,000 shares available for future awards. As of January 1, 1998, none of these options had been exercised. Only directors who are not employees of the Company, any parent or any subsidiary of the Company are eligible to participate in the Directors' Plan.

       Outside Directors are granted nonqualified stock options ("NQSOs") to purchase 5,000 shares of Common Stock on each of the date on which such person is first elected as an Outside Director, the date of the first annual meeting of shareholders held subsequent to such person's election and, thereafter, on the date of each succeeding annual meeting of the shareholders after which such person is still serving as an Outside Director (with a limit of options to acquire a total of 50,000 shares to be granted to any Outside Director, assuming shareholder approval of the Directors' Plan Amendment).

       All options granted under the Directors' Plan are exercisable one year after the grant date or upon the Outside Director's death or disability, or by reason of failure to be renominated or reelected as a director, whichever is earlier. If any options under the Directors' Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved for grant will revert to the status of available shares. All options expire on the earlier to occur of (a) ten years following the grant date, (b) two years after the termination of the Outside Director's directorship by reason of Disability (as defined in the Directors' Plan), death or failure to be renominated or reelected, and (c) six months after the termination of the Outside Director's directorship for any reason other than Disability, death or failure to be renominated or reelected.

     Except as provided in any option agreement, options may only be transferred under the laws of descent and distribution or, if permitted without liability under applicable law, pursuant to a qualified domestic relations order. Otherwise, options will be exercisable only by the Outside Director during such Outside Director's lifetime. The option exercise price is payable by the Outside Director (i) in cash, (ii) in previously owned whole shares of Common Stock (for which the director has good title free and clear of all liens and encumbrances) having a fair market value determined as of the date of exercise, (iii) by authorizing the Company to retain whole shares of Common Stock which would otherwise be issuable upon exercise of the option having a fair market value determined as of the date of exercise, or (iv) by any combination of the foregoing.

     In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company, sale by the Company of all or a substantial portion of its assets, reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, the Board of Directors will adjust or substitute, as the case may be, the aggregate number of shares of Common Stock subject to the Directors' Plan and the number and exercise price of shares subject to outstanding awards; provided, however, that any fractional shares resulting from such adjustment will be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as may be determined by the Board of Directors.

      The Directors' Plan is administered by the Company's Board of Directors. The Board of Directors is authorized to construe the provisions of the Directors' Plan and to adopt and amend rules and regulations for administering the Directors' Plan only to the extent consistent with Rule 16b-3(c)(2)(ii) under the 1934 Act.

      The Board of Directors may amend the Directors' Plan, subject to shareholder approval if required by applicable law. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder, nor may an amendment be made in any manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under the 1934 Act.

Change in Control

      Upon the occurrence of a Change in Control (as defined in the Directors' Plan), all unexercised stock options will become immediately exercisable. In addition, after the Change in Control a director will have the right to surrender all or part of the outstanding options and receive cash from the Company in the following amount for each option: (i) the excess of the Change in Control Price (as defined in the Directors' Plan) over the exercise price of the option multiplied by (ii) the number of shares of Common Stock subject to the option.

New Plan Benefits

      The table below sets forth certain information concerning options granted and outstanding, as of January 1, 1998, under the Directors' Plan.

                       New Plan Benefits
               1993 Directors' Stock Option Plan
    Name and Position             Dollar Value ($)(1)       Number of Shares (2)
Maurice Sanderman,                        -                          -
  Chairman, President and
  Chief Executive Officer

Joseph Atkin,                             -                          -
  Vice President and Chief
  Financial Officer

Thomas Small,                             -                          -
  President of Sundance
  Suburban Properties, Inc.

Jon Tilkemeier,                           -                          -
  Vice President - Marketing
  and Sales

Executive Group                           -                          -

Non-Executive Director Group              -                       70,000

Non-Executive Officer                     -                          -
  Employee Group

__________________
(1) The dollar value of the grants is indeterminate at this time as these grants are subject to a vesting schedule and the value of the grants are dependent on the price of the Common Stock achieving levels above the grant price. All of the grants were granted at the fair market value of the Common Stock on the date of grant.
(2) These options were granted since April 7, 1993 pursuant to the Directors' Plan. As of January 1, 1998, options to purchase 30,000 shares of Common Stock were available for issuance under the Directors' Plan.

Discussion of Federal Income Tax Consequences

       The   following  summary  of  tax  consequences   is   not
comprehensive and is based on laws and regulations in  effect  on
January  1,  1998.   Such  laws and regulations  are  subject  to
change.

      A director granted an option under the Directors' Plan does not recognize taxable income upon grant, and the Company is not entitled to a deduction for Federal income tax purposes upon such grant. Upon exercise of the option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price (the "spread") will generally be taxable to the director as compensation income and will generally be deductible for tax purposes by the Company. In determining the amount of the spread or the amount of consideration paid to the director, the fair market value of the Common Stock on the date of exercise is used. The Company, in computing its Federal income tax, will be entitled to a deduction in an amount equal to the compensation taxable to the director. The dispositions of shares acquired upon exercise of a stock option will generally result in a capital gain or loss for the director, but will have no tax consequences for the Company.

      In the event any payments or rights accruing to a director upon a Change in Control, or any other payments awarded under the Directors' Plan, constitute "parachute payments" under Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the director from the Company, the director may be subject to an excise tax (in addition to ordinary income tax) and the Company may be disallowed a deduction for the amount of the actual payment.

     The Board of Directors recommends approval of the Directors' Plan Amendment. Unless otherwise directed, Proxies will be voted "FOR" approval of the Directors' Plan Amendment. Abstentions and broker-non votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting.


                           * * * * *

                      INDEPENDENT AUDITORS
     The Company's Board of Directors, upon recommendation of the Audit Committee, has selected Price Waterhouse to audit the financial statements of the Company for the fiscal year ended September 30, 1998. It is expected that representatives of Price Waterhouse will be present at the Annual Meeting and available to respond to questions. Such representatives will be given an opportunity to make a statement if they desire to do so.


                          OTHER MATTERS
Solicitation
      The cost, if any, of soliciting Proxies in the accompanying form has been, or will be, paid by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing.

Proposals of Shareholders
      Proposals of shareholders intended to be considered at the 1999 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to January 27, 1999.

Shareholder List
      A list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each shareholder, will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting and continuing through the date of the Annual Meeting, at the offices of the Company, 201 North Wells Street, Suite 1800, Chicago, Illinois 60606.

Annual Report to Shareholders
      The Company's Annual Report to Shareholders for the year ended September 30, 1997, containing financial and other information pertaining to the Company is enclosed with this Proxy Statement which is being mailed to Shareholders on or about January 27, 1998. The Annual Report to Shareholders does not
constitute  a  part  of  this  Proxy  Statement.   The  Financial
Statements of the Company contained in the Annual Report are incorporated herein by reference. (The remainder of the Annual Report is not deemed to have been filed with the Securities and Exchange Commission.)

Annual Report on Form 10-K
      The Company will furnish, without charge, to each person whose Proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended September 30, 1997 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Such report was filed with the Securities and Exchange Commission on December 23, 1997. Requests for copies of such reports should be directed to Sundance Homes, Inc.,
Attention: Investor Relations, 201 North Wells Street, Suite 1800, Chicago, Illinois 60606.

      Please  date,  sign and return the enclosed Proxy  at  your
earliest  convenience in the enclosed envelope.   No  postage  is
required for mailing in the United States. A prompt return of your Proxy will be appreciated.

                              By Order of the Board of Directors,

                              DAVID APTER
                              Corporate Secretary

                                                        EXHIBIT A

                    Second Amendment to the
                      Sundance Homes, Inc.
               1993 Directors' Stock Option Plan



      RESOLVED,  that  the Sundance Homes, Inc.  1993  Directors'
Stock Option Plan (the "Plan") be and hereby is amended, subject to shareholder approval, effective March 25, 1998, as follows:

                               I.

      Section 5(a)(iii) hereby is amended by deleting the section in its entirety and inserting in its place the following:

     "The maximum number of shares any person may be granted an Option to purchase over their lifetime under (i) and
     (ii) above combined shall be 50,000 shares."


                              II.

      Section 3(a) is amended by deleting the second sentence thereof and inserting in its place the following sentence:

     "There shall be 150,000 shares of Common Stock, subject to adjustment under Section 6(b), reserved and available for purchase upon the exercise of options granted under the Plan."

                              III.

      In all other respects the Plan shall continue in full force and effect.


Dated:    December 15, 1997

                                        By order of the Board of Directors,

                                        DAVID APTER
                                        Corporate Secretary

DOCUMENT #: CHGO02A (72020-00001-3) 350533.5;DATE:01/23/98/TIME:14:46

PROXY                  SUNDANCE HOMES, INC.          This proxy is solicited
             1375 East Woodfield Road, Suite 600,          on behalf of
                  Schaumburg, Illinois  60173          Board of Directors

             PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held On March 25, 1998

    TO  VOTE  AT  THE  ANNUAL  MEETING  IN  ACCORDANCE  WITH  THE
RECOMMENDATIONS  OF  THE BOARD OF DIRECTORS  OF  SUNDANCE  HOMES,
INC.,  SIGN  AND  DATE  THE REVERSE SIDE  OF  THIS  CARD  WITHOUT
CHECKING ANY BOX.

   The undersigned holder of Common Stock, par value $.01 per share, of Sundance Homes, Inc. (the "Company") hereby appoints Maurice Sanderman and Charles Engles, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, March 25, 1998, at 9:00 a.m. local time, at the Woodfield Financial Center, 1375 East Woodfield Road, Suite C-80, Schaumburg, Illinois 60173, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

  1. ELECTION OF DIRECTORS TO CLASS I
    " One vote for each share owned FOR    "WITHHOLD AUTHORITY to vote for
      each nominee listed below (except     all nominees listed below
      as marked to the contrary below)

      (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. Shareholders have cumulative voting rights in the election of directors. Unless authority is withheld in accordance with these instructions, the proxies will vote the shares covered by this proxy equally to elect the two nominees hereinafter named. In the event that a shareholder withholds authority to vote for one or more nominees, that shareholder's cumulative votes will be distributed equally among the nominees for whom authority is not withheld.)

                                  Gerald Ginsburg
                                  Joseph Atkin


     If a nominee becomes unavailable for election or unable to serve as a director, the votes will be cast for a person that will be designated by the Board of Directors of the Company.


   2. PROPOSAL TO APPROVE AN AMENDMENT TO THE SUNDANCE HOMES, INC. 1993 DIRECTORS' STOCK OPTION PLAN WHICH AUTHORIZES THE ADDITION OF 50,000 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN AND THE INCREASE IN THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE GRANTED TO ANY DIRECTOR UNDER SUCH PLAN FROM 25,000 SHARES OF COMMON STOCK TO 50,000 SHARES OF COMMON STOCK.

   " FOR                  " AGAINST                  " ABSTAIN


   3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.
                (continued, and to be signed, on reverse side)

                         (continued from other side)
  This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE UNANIMOUS DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

PLEASE  MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING  THE
ENCLOSED  ENVELOPE.   If you receive more than  one  proxy  card,
please sign and return ALL cards in the enclosed envelope.

                                         DATED:


                                         Signature


                                         Signature (if held jointly)

                                         Please date and sign exactly as
                                         the name appears hereon.  When
                                         signing as executor, administrator,
                                         trustee, guardian, attorney-in-fact
                                         or other fiduciary, please give
                                         title as such.  When signing as
                                         corporation, please sign in full
                                         corporate name by President or
                                         other authorized officer.  If
                                         you sign for a partnership, please
                                         sign in partnership name by an
                                         authorized person.



DOCUMENT #: CHGO02A (72020-00016-1) 354627.1;DATE:01/23/98/TIME:14:49

                   SUNDANCE HOMES, INC.
              1993 DIRECTORS' STOCK OPTION PLAN

                   SUNDANCE HOMES, INC.
              1993 DIRECTORS' STOCK OPTION PLAN

                                                                       PAGE
1.   GENERAL                                                            1
    (a) Purpose                                                         1
    (b) Options                                                         1
    (c) Effective Date                                                  1

2.   ADMINISTRATION OF THE PLAN                                         1

3.   SHARES SUBJECT TO THE PLAN                                         1
    (a) Number of Shares                                                1
    (b) Release of Shares                                               1
    (c) Restrictions on Shares                                          2
    (d) Shareholder Rights                                              2
    (e) Stock Valuation                                                 2

4.   ELIGIBILITY                                                        2

5.   OPTION PROVISIONS                                                  2
    (a) Grants of Options                                               2
       (i) Initial Options                                              2
      (ii) Subsequent Options                                           2
     (iii) Lifetime Maximum                                             3
    (b) Option Agreement                                                3
    (c) Option Period and Exercisability                                3
    (d) Method of Exercise                                              3
    (e) Method of Payment                                               3
    (f) Termination of Directorship                                     3
       (i) Disability, Death or Failure to Be Renominated or Reelected  3
      (ii) Other Termination                                            4
    (g) Nonassignability                                                4

6.   PROVISIONS APPLICABLE TO THE PLAN                                  4
    (a) Duration of the Plan                                            4
    (b) Effect of Certain Changes                                       4
       (i) Adjustments                                                  4
      (ii) Effect of Change in Control                                  5
     (iii) Definition of Change in Control                              5
    (c) Amendment of the Plan                                           5

7.   WITHHOLDING                                                        5

8.   INTERPRETATION                                                     5
    (a) Gender and Number                                               5
    (b) Governing Law                                                   6
    (c) No Effect on Term of Directorship                               6
    (d) Registration Rights                                             6

       SUNDANCE HOMES, INC. 1993 DIRECTORS' STOCK OPTION PLAN

1. GENERAL.
   (a) Purpose.
   The purpose of the Sundance Homes, Inc. 1993 Directors' Stock Option Plan ("Plan") is to promote the overall financial objectives of Sundance Homes, Inc. ("Company") and its shareholders by aligning the interests of the Company's shareholders and its non-employee directors through the grant of options to acquire shares of the Company's Common Stock and any other stock or security resulting from the adjustment thereof or substitution therefor as described in Section 6(b) ("Common Stock"). The Plan is intended to attract and retain well-qualified persons for service as non-employee directors. The Plan is designed to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as in effect from time to time ("Exchange Act").

   (b) Options.
   For purposes of this Plan, the right to acquire at a stated price a specified number of shares of Common Stock in accordance with the terms of this Plan and an Option Agreement (as defined in Section 5(b)) shall be referred to as an "Option." Options granted under the Plan will be options not qualified as "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as may be amended
("Code").

   (c) Effective Date.
   The Plan shall be effective as of April 7, 1993 ("Effective Date"),but shall be subject to the approval of the Company's security holders.

2. ADMINISTRATION OF THE PLAN.
   The Plan shall be implemented and administered by the Company's Board of Directors ("Board"). Subject to the terms and conditions of the Plan, the Board shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board deems desirable. In construing, amending and administering the Plan, the Board shall have full and final discretion in all of its actions under the Plan only to the extent consistent with Rule 16b-3(c)(2)(ii).

3. SHARES SUBJECT TO THE PLAN.
   (a) Number of Shares.
    The stock subject to the Options granted under this Plan shall be the Company's Common Stock. There shall be 100,000 shares of Common Stock, subject to adjustment under Section 6(b), reserved and available for purchase upon the exercise of Options granted under the Plan. The shares issued upon exercise of an Option may be authorized and unissued shares, or shares issued and reacquired by the Company.

   (b) Release of Shares.
   If any Option granted hereunder shall be cancelled, expire or terminate for any reason without having been exercised in full, the shares of Common Stock subject to such Option shall again be available thereafter to be granted under this Plan.

   (c) Restrictions on Shares.
   Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and applicable federal and state laws, rules and regulations. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any required (A) registration or qualification of such shares under federal or state law, or (B) ruling or regulation of a governmental body. The Company may cause any Common Stock to be delivered to be properly marked with a legend or other notation reflecting any limitations on transfer of such Common Stock.

   (d) Shareholder Rights.
   No person shall have any rights of a shareholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option, such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred to the party exercising the Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred (to the party exercising the Option), in the Company's official shareholder records, except as provided in Section 6(b). The Company shall cause its transfer agent to record the shares as issued or transferred in an expeditious manner.

   (e) Stock Valuation.
   If and when the value or closing price of Common Stock shall be required to be determined, it shall be the closing price reported on the principal securities exchange on which the Common Stock may then be traded, including the NASDAQ National Market System ("NASDAQ/NMS") if quoted in such system, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported (which value or closing price shall be referred to herein as the "Fair Market Value per Share", or for a group of shares, a total "Fair Market Value").

4. ELIGIBILITY.
   Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of (i) the Company, (ii) any parent of the Company, or (iii) any subsidiary of the Company, (each a "non-employee director") shall be granted Options to purchase shares of Common Stock in accordance with Section 5. (A person to whom an Option hereunder is granted shall be referred to hereinafter as an "Optionee" and such term shall include any person who is appointed as a guardian of the Optionee's estate, any legal representative of the Optionee's estate and any person to whom the Option is transferred pursuant to the applicable laws of descent and distribution.)

5. OPTION PROVISIONS.
   (a) Grants of Options.
       (i) Initial Options. On the Effective Date or on the date on which a person is first elected as a non-employee director, each non-employee director shall be granted an Option to purchase 5,000 shares of Common Stock at a purchase price per share equal to the Fair Market Value per Share of the Common Stock on the date of grant of such Option.
      (ii) Subsequent Options. On the date of the Company's annual meeting of shareholders next succeeding the date on which a non-employee director received an initial Option and, thereafter, on the date of each succeeding annual meeting of shareholders of the Company at which the person is elected as a non-employee director or after which a person continues as a non-employee director, such non-employee director shall be granted an Option to purchase 5,000 shares of Common Stock at a purchase price per share equal to the Fair Market Value per Share of the Common Stock on the date of grant of such Option.

     (iii) Lifetime Maximum. The maximum number of shares any person may be granted an Option to purchase over their lifetime under (i) and (ii) above combined shall be 25,000 shares.

   (b) Option Agreement.
   Each Option granted under this Plan shall be evidenced by an option agreement ("Option Agreement"), which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan.

   (c) Option Period and Exercisability.
   Subject to the provisions of Sections 5(f) and 6(b) hereof, each Option granted under the Plan shall be fully exercisable on and after the first anniversary date of its grant for a period of ten (10) years from such grant date ("Option Period"). An exercisable Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

   (d) Method of Exercise.
   An Option may be exercised (i) by giving written notice to the Company, specifying the number of whole shares to be purchased and accompanied by payment therefor in full in a method provided in Section 5(e) below and (ii) by executing such documents as the Company may reasonably request to satisfy the Optionee's obligations under the Plan and the Option Agreement. No shares of Common Stock shall be issued until the full purchase price has been paid.

   (e) Method of Payment
   The purchase price of the shares of Common Stock as to which an Option shall be exercised shall be paid to the Company (1) in cash, (2) in previously owned whole shares of Common Stock (for which the director has good title free and clear of all liens and encumbrances) having a Fair Market Value determined as of the date of exercise, (3) by authorizing the Company to retain whole shares of Common Stock which would otherwise be issuable upon exercise of the Option having a Fair Market Value determined as of the date of exercise, or (4) a combination of (1), (2) and (3).

   (f) Termination of Directorship
       (i) Disability, Death or Failure to Be Renominated or Reelected. If a non-employee director's directorship terminates by reason of Disability
(as defined herein) or death, or by reason of such director's failing to be renominated or reelected as a director, any Option granted under the Plan and held by the non-employee director (including any option which, as of the date of the termination of directorship, was not then exercisable) may thereafter be exercised by such director (or the duly appointed guardian of the director's estate or the legal representative of the director's estate or the person to whom the Option is transferred pursuant to applicable laws of descent and distribution) for a period of two (2) years from the date of such termination of the non-employee's director's directorship or until the expiration of the Option Period, whichever period is shorter.
If a non-employee director dies during the two (2) year period following termination of such director's directorship by reason of Disability, any Option held by the non-employee director may thereafter be exercised by the legal representative of the director's estate (or the person to whom the Option is transferred pursuant to applicable laws of descent and distribution) for a period of six (6) months from the date of death or until the second anniversary of the termination of directorship, whichever period is longer.
A Disability shall mean a permanent physical or mental incapacity which, in the reasonable determination of the Board, renders the Optionee unable to perform the duties of a director of the Company.

      (ii) Other Termination. If a non-employee director's directorship terminates for any reason other than disability, death or failure to be renominated or reelected, any Option held by the non-employee director (including any option which, as of the date of the termination of directorship, was not then exercisable) may thereafter be exercised for a period of six (6) months and one (1) day from such date or until the expiration of the Option Period, whichever period is shorter.

   (g) Nonassignability.
   Except to the extent specifically provided in a domestic relations order which is determined to be a qualified domestic relations order described in the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended, Options are not transferable otherwise than by will or the laws of descent and distribution, and are exercisable during an Optionee's lifetime only by the Optionee (including the duly appointed guardian of the estate of the Optionee). In the event of the death of an Optionee, any Option theretofore granted to such Optionee shall be exercisable by the legal representative of the estate of the Optionee or the person to whom the Option is transferred pursuant to the applicable laws of descent and distribution.

6. PROVISIONS APPLICABLE TO THE PLAN.
   (a) Duration of the Plan.
   The Plan shall continue in effect until it is terminated by action of the Board, but such termination shall not affect the terms of any then-outstanding Options.

   (b) Effect of Certain Changes.
      (i) Adjustments. In addition to the other provisions set forth below in this Section 6(b), in the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (if measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Board shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under the Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Board shall deem necessary or appropriate to reflect equitably the effects of such changes to the Optionees; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Board.

     (ii) Effect of Change in Control. If while unexercised Options remain outstanding under the Plan there is a Change in Control (as defined below) of the Company, then each Option which is not otherwise exercisable on the date of the Change of Control shall immediately become exercisable from the date of such Change in Control through the expiration of the Option Period or such other period as is provided for in Section 5 hereof. In addition, each Optionee shall have the right, by giving notice to the Company during the 60-day period from and after a Change in Control, to elect to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Change in Control Price" (as defined below) per share of Common Stock on the date of such election shall exceed the amount which the Optionee must pay to exercise the Option, multiplied by the number of shares of Common Stock granted under the Option to which the right granted hereunder applies ("Spread"); provided, however, if the end of such 60-day period from and after the date of the Change in Control is within six months of the date of grant of the Option, such Option shall be cancelled in exchange for cash payment to the Optionee equal to the Spread, effective on the date which is six months and one day after the date of grant of such Option. In addition, the 60-day period shall be extended if necessary, to include the "window period" of Rule 16(b)-3 which first commences on or after the date of the Change in Control, and the Board shall have sole discretion, if necessary, to approve the Optionee's exercise hereunder.

    (iii) Definition of Change in Control. A Change in Control shall occur if a "change in control" shall occur as defined in the Sundance Homes, Inc.
1993 Stock Incentive Plan ("Incentive Plan") and "Change in Control" shall be defined in the Incentive Plan. The Change in Control Price shall be defined the same as in the Incentive Plan.

   (c) Amendment of the Plan.
   The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval imposed by applicable law; provided, however, that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B). No amendment may impair the rights of a holder of an outstanding Option without the consent of such holder.

7. WITHHOLDING.
   The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock hereunder, payment by the Optionee of any federal, state, local and other taxes which may be required to be withheld or paid in connection with the exercise of an Option hereunder. To the extent such tax withholding is required, it may be effected in any way permitted under Rule 16b-3.

8. INTERPRETATION.
   (a) Gender and Number.
   Whenever necessary or appropriate in this Plan and where the context admits, the singular term and the related pronouns shall include the plural and the masculine and feminine gender.

   (b) Governing Law.
   The Plan shall be construed and enforced according to the laws of the State of Illinois (other than its laws respecting choice of law).

   (c) No Effect on Term of Directorship.
   Nothing contained herein shall be construed to constitute a promise or other undertaking that a non-employee director shall be continued in office as a director.

   (d) Registration Rights.
   The Company agrees to register shares of Common Stock received pursuant to the exercise of an Option on the same terms and conditions, and to the extent that, the Company registers shares of Common Stock issued pursuant to the Incentive Plan.